Exhibit 99.1

FOR INFORMATION CONTACT:

Spencer Sias (650) 424-5782

spencer.sias@varian.com

For Immediate Release:

Maryland Proton Therapy Center Financing Completed

Varian Medical Systems to Book $87 Million Equipment Order in Third Quarter

PALO ALTO, Calif., May 13, 2015 – Varian Medical Systems (NYSE:VAR) is announcing that financing for the Maryland Proton Therapy Center (MPTC) was completed today. The MPTC project is being financed by parties including Deutsche Bank AG, Varian, and several private investors. Varian has committed to loan up to $35 million to the project through its subsidiary in Switzerland. Varian’s commitment is in the form of a subordinated loan that is due, with accrued interest, in three annual payments from 2020 to 2022.

Varian will book in its fiscal 2015 third quarter an approximately $87 million order to equip MPTC with its ProBeam system. The company also will record a significant portion of revenue for the equipment in its fiscal 2015 third quarter. Consequently, the company expects to add about $80 million of revenue and, including tax effects, an approximately $0.22 of earnings per diluted share to its previous guidance for the fiscal year 2015, with the vast majority impacting the third quarter.

Varian has also signed a 10-year service agreement valued at approximately $65 million. Service revenue will be recorded over the life of the contract and has not been added to the company’s backlog.

The MPTC is being developed in Baltimore through collaboration between the University of Maryland Radiation Oncology Associates, P.A.; University of Maryland Medical Center, a healthcare facility owned and operated by University of Maryland Medical Systems Corporation; and Advanced Particle Therapy of Nevada. The MPTC is aiming to treat its first patient before the end of 2015. Proton therapy makes it possible to treat certain types of cancer more precisely and with potentially fewer side effects than with conventional radiation therapy.

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About Varian Medical Systems

Varian Medical Systems, Inc., of Palo Alto, California, focuses energy on saving lives by equipping the world with advanced technology for fighting cancer and for X-ray imaging.  The company is the world's leading manufacturer of medical devices and software for treating cancer and other medical conditions with radiation. The company provides comprehensive solutions for radiotherapy, radiosurgery, proton therapy and brachytherapy. The company supplies informatics software for managing comprehensive cancer clinics, radiotherapy centers and medical oncology practices. Varian is also a premier supplier of X-ray imaging components, including tubes, digital detectors, and image processing software and workstations for use in medical, scientific, and industrial settings, as well as for security and non-destructive testing.  Varian Medical Systems employs approximately 6,800 people who are located at manufacturing sites in North America, Europe, and China and approximately 70 sales and support offices around the world.  For more information, visit www.varian.com or follow us on Twitter.

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Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning the company’s future business, including orders, revenues and other financial results; market acceptance of or transition to new products or technology for proton therapy; and any statements using the terms “will,” “possible,” and “aiming” or similar statements are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include the effect of economic conditions; currency exchange rates and tax rates; demand for the company's products; the company's ability to develop, commercialize, and deploy new products; challenges associated with the successful commercialization of the company's particle therapy business; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.